UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VeriFone Systems, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)		04-3692546 (I.R.S. Employer Identification No.)
2099 Gateway Place, Suite 600 San Jose, California 95110 (Address of Principal Executive Offices)
VeriFone Systems, Inc. Amended and Restated 2006 Equity Incentive Plan
(Full Title of the Plan)

Albert Y. Liu
Executive Vice President, Corporate Development and General Counsel
VeriFone Systems, Inc.
2099 Gateway Place, Suite 600
San Jose, California 95110
(408) 232-7800
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Scott D. Miller Sarah P. Payne Sullivan & Cromwell LLP 1870 Embarcadero Road Palo Alto, California 94303 (650) 461-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer    [X]                     Accelerated filer             [ ]
Non-accelerated filer    [ ]                     Smaller reporting company     [ ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	8,750,000 shares	$ 35.36	$ 309,400,000	$ 35,952.28

(1)
Additional shares that are available for grant under VeriFone Systems, Inc.'s (the "Registrant") Amended and Restated 2006 Equity Incentive Plan, as amended and approved by its stockholders at its Annual Meeting of Stockholders on March 26, 2015. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover additional shares of Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2)
Estimated solely for purposes of computing the amount of the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share is based on the reported average of the high and low prices for the Registrant's Common Stock on the New York Stock Exchange on April 9, 2015.

EXPLANATORY NOTE
This Registration Statement is filed pursuant to General Instruction E to Form S-8. This Registration Statement is filed by the Registrant to register an additional 8,750,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Registrant, which may be awarded under the Registrant's Amended and Restated 2006 Equity Incentive Plan (the "Plan"). On March 26, 2015, the Registrant's stockholders approved the amendment and restatement of the Plan that increased by 8,750,000 the number of shares of Common Stock with respect to which the Registrant may make awards under the Plan and extended the term of the Plan by an additional ten years, to March 25, 2025. The contents of the Registrant's Registration Statements on Form S-8 filed March 23, 2006 registering 9,000,000 shares of Common Stock (Commission File No. 333-132650), Form S-8 filed October 10, 2008 registering 4,200,000 shares of Common Stock (Commission File No. 333-154169), Form S-8 filed August 11, 2011 registering 6,000,000 shares of Common Stock (Commission File No. 333-176242) and Form S-8 filed July 17, 2013 registering 9,250,000 shares of Common Stock (Commission File No. 333-189994) are incorporated herein by reference and made a part hereof.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.     Interests of Named Experts and Counsel.

The validity of the Common Stock covered by this Registration Statement is being passed upon by Albert Y. Liu, Executive Vice President, Corporate Development and General Counsel of the Registrant. As of the date of this Registration Statement, Mr. Liu beneficially owns approximately 139,744 shares of Common Stock, including stock options exercisable within sixty (60) days of the date of this Registration Statement. Mr. Liu's beneficial ownership information excludes 71,428 restricted stock units that are vested but for which the delivery date has been deferred, consisting of 28,571 and 42,857 restricted stock units that are deferred until December 4, 2016 and December 3, 2017, respectively.

Item 8. Exhibits.

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended
4.2(2)	Amended and Restated Bylaws of the Registrant
4.3(3)	Form of Specimen Certificate for Common Stock; reference is made to Exhibit 4.1
4.4(4)	Amended and Restated 2006 Equity Incentive Plan
5.1*	Opinion of Albert Y. Liu
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Albert Y. Liu (included in Exhibit 5.1 hereto)
24.1*	Powers of Attorney (included on the signature page hereof)
____________________

* Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K, filed on December 21, 2010.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed on September 5, 2013.
(3)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed on April 18, 2005.
(4)	Incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A, filed on February 11, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 16th day of April, 2015.

VERIFONE SYSTEMS, INC.

By:	/s/ Albert Liu
Name:	Albert Liu
Title:	Executive Vice President, Corporate Development and General Counsel

POWERS OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Rothman and Albert Liu, and each of them, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of April, 2015:

Signature	Title
/s/ Paul Galant Paul Galant	Chief Executive Officer (principal executive officer) and Director
/s/ Marc E. Rothman Marc E. Rothman	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ Alex W. (Pete) Hart Alex W. (Pete) Hart	Chairman of the Board of Directors
/s/ Robert W. Alspaugh Robert W. Alspaugh	Director
/s/ Karen Austin Karen Austin	Director
/s/ Robert B. Henske Robert B. Henske	Director
/s/ Wenda Harris Millard Wenda Harris Millard	Director
/s/ Eitan Raff Eitan Raff	Director
/s/ Jonathan I. Schwartz Jonathan I. Schwartz	Director
/s/ Jane J. Thompson Jane J. Thompson	Director

INDEX TO EXHIBITS

Exhibit No.	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended
4.2(2)	Amended and Restated Bylaws of the Registrant
4.3(3)	Form of Specimen Certificate for Common Stock; reference is made to Exhibit 4.1
4.4(4)	Amended and Restated 2006 Equity Incentive Plan
5.1*	Opinion of Albert Y. Liu
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Albert Y. Liu (included in Exhibit 5.1 hereto)
24.1*	Powers of Attorney (included on the signature page hereof)
____________________

* Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K, filed on December 21, 2010.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed on September 5, 2013.
(3)	Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-121947), filed on April 18, 2005.
(4)	Incorporated by reference to Appendix B to the Registrant's Definitive Proxy Statement on Schedule 14A, filed on February 11, 2015.